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                                 EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of RWD Technologies, Inc. (the "Company") pertaining to the RWD Technologies, Inc. Amended 1998 Omnibus Stock Incentive Plan, of our report dated January 18, 2000 with respect to the financial statements and schedules of the Company included in its Annual Report (Form 10-K) for the year ended December 31, 1999.


                                             /s/ Arthur Andersen LLP


Baltimore, Maryland,
July 27, 2000